Exhibit 99.1

WOW! REPORTS FIRST QUARTER 2021 RESULTS

Record High-Speed Data Revenue of $152.7 million, up 12% from the first quarter of 2020

ENGLEWOOD, Colo. (May 4, 2021) – WideOpenWest, Inc. (“WOW!” or the “Company”) (NYSE: WOW), one of the nation's leading broadband providers, with an efficient, high-performing network that passes more than three million residential, business and wholesale consumers, today announced financial and operating results for the first quarter ended March 31, 2021.

First Quarter 2021 Highlights (1)

●	Total Revenue of $286.3 million; Net Income of $9.6 million; Diluted Earnings Per Share of $0.11
●	HSD Revenue totaled $152.7 million, an increase of $16.1 million, or 12% compared to first quarter of 2020
●	Added 10,000 HSD RGUs
●	Adjusted EBITDA was $112.4 million an increase of $13.3 million, or 13% compared to the first quarter of 2020
●	Adjusted EBITDA margin of 39.3% compared to 34.8% for the quarter ended March 31, 2020
●	Free Cash Flow totaled $18.3 million

"Our first quarter results included our 6th consecutive quarter of record HSD revenue up 12% from the same period last year to $152.7 million," said Teresa Elder, WOW!'s CEO. "I’m especially proud of how WOW!’s employees continue to put our customers and communities first in developing and supporting programs that ensure affordable broadband access.”

"Our HSD revenue increased both, year-over-year and sequentially, driving our Adjusted EBITDA and Adjusted EBITDA margins higher as we continue to successfully execute our broadband-first strategy," said John Rego, WOW!'s CFO. "Our leverage ratio, another key metric that we are very focused on, also improved significantly, ending the quarter at 5.0x, reflecting the continued growth of Adjusted EBITDA."

Revenue

Total Revenue was $286.3 million for the quarter ended March 31, 2021, up $1.8 million, or 1%, as compared to the corresponding period in 2020.

Total Subscription Revenue for the quarter ended March 31, 2021, was $267.8 million, up $3.2 million, or 1%, as compared to the corresponding period in 2020. The increase was driven by an increase in average revenue per unit (“ARPU”) as HSD customers upgrade to higher speed offerings coupled with an increase in volume attributable exclusively to the addition of HSD Subscribers. These increases were partially offset by a shift in service offering mix, as the Company continues to experience a reduction in Video and Telephony RGUs.

Other Business Services Revenue totaled $6.2 million for the quarter ended March 31, 2021, down $0.3 million as compared to the corresponding period in 2020. The decrease is primarily due to a decrease in data center revenue.

Other Revenue totaled $12.3 million for the quarter ended March 31, 2021, down $1.1 million as compared to the corresponding period in 2020, primarily due to a decrease in line assurance revenue.

Costs and Expenses

Operating Expenses (excluding Depreciation and Amortization) totaled $138.0 million for the quarter ended March 31, 2021, down $10.5 million, or 7%, compared to the corresponding period in 2020 primarily due to lower direct expenses, specifically programming expense, which aligns with the reduction in Video RGUs between periods. Selling, General, and Administrative expenses totaled $45.2 million for the quarter ended March 31, 2021, down $1.6 million, or 3%, compared to the corresponding period in 2020 primarily due to a decrease in restructuring and insurance expenses, partially offset by an increase in marketing expenses.

(1)	Refer to “Non-GAAP Financial Measures” “Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures, “and Subscriber Information” in this Press Release for definitions and information related to Adjusted EBITDA, Free Cash Flow and reconciliation of non-GAAP measures to the closest comparable GAAP measures and why our management thinks it is beneficial to present such non-GAAP measures.

Net Income and Earnings Per Share

Net Income for the quarter ended March 31, 2021, was $9.6 million, compared to $0.1 million the quarter ended March 31, 2020. Diluted Earnings Per Share for the quarter ended March 31, 2021, was $0.11, compared to Diluted Earnings Per Share of $0.00 for the quarter ended March 31, 2020.

Adjusted EBITDA

Adjusted EBITDA for the quarter ended March 31, 2021, was $112.4 million, an increase of $13.3 million, compared to the corresponding period in 2020. Adjusted EBITDA margin was 39.3% for the quarter ended March 31, 2021 as compared to 34.8% for the quarter ended March 31, 2020.

Subscribers

WOW! reported Total Subscribers of 859,200 as of March 31, 2021, an increase of 21,200, or 3%, compared to March 31, 2020, up 8,600 compared to December 31, 2020. HSD RGUs totaled 823,800 as of March 31, 2021, an increase of 26,200, or 3%, compared to March 31, 2020, up 10,000 compared to December 31, 2020.

Edge-Outs

Edge-Out Projects reached a total of 194,600 homes passed and 48,800 Subscribers since inception.

The 2019 Edge-Out projects include 8,500 Subscribers, which represents 17.3% penetration on such nodes. The 2020 Edge-Out projects include 1,100 Subscribers, which represents 17.7% penetration on such nodes.

Capital Expenditures

Capital Expenditures, on a reported basis, totaled $59.3 million for the quarter ended March 31, 2021, representing a $1.3 million, or 2%, increase compared to the quarter ended March 31, 2020. The increase is primarily related to network enhancements focused on increasing bandwidth capacity, standardization and reliability to meet the needs of our customers. These increases are partially offset by decreased expenditures related to customer premise equipment (“CPE”) and edge-outs. Capital Expenditures for the quarter ended March 31, 2021 equates to 21% of Total Revenue for the quarter ended March 31, 2021.

Liquidity and Leverage

As of March 31, 2021, the total outstanding amount of long-term debt and finance lease obligations was $2.3 billion, and cash and cash equivalents were $36.1 million. Total Net Leverage as of March 31, 2021, was 5.01X on a LTM Adjusted EBITDA basis, down from 5.18X at December 31, 2020, and undrawn revolver capacity totaled $235.6 million. Free Cash Flow was $18.3 million for the quarter ended March 31, 2021.

Second Quarter and Full Year Guidance

	Q2 2021	Full Year 2021
Total Revenue	$280.0 - $283.0 million	$1,118.0 - $1,121.0 million
HSD Revenue	$154.0 - $157.0 million	$629.0 - $632.0 million
Adjusted EBITDA	$110.0 - $113.0 million	$458.0 - $462.0 million

HSD net additions	3,500 - 5,500	28,000 - 32,000

Webcast

WOW! will host a webcast on Tuesday, May 4, 2021, at 8:00 a.m. Eastern to discuss the financial and operating results contained in this press release. The conference call and webcast will be broadcast live on the Company’s investor relations website at ir.wowway.com. Those parties interested in participating can use the information as follows:

Call Date:	Tuesday, May 4, 2021	Call Time:	8:00 a.m. Eastern
Dial In:	(833) 312-1362	International:	(236) 714-2635
Conf. ID:	2995846

A replay of the call will be available on May 4, 2021, at 11:00 a.m. ET, on the investor relations website or by telephone. To access the telephone replay, which will be available until June 2, 2021, at 11:59 p.m. ET, please dial (800) 585-8367 or
(416) 621-4642 and use conference ID 2995846.

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31,	December 31,
	2021	2020

	(in millions, except share data)
Assets
Current assets
Cash and cash equivalents	$36.1	$12.4
Accounts receivable—trade, net of allowance for doubtful accounts of $9.1 and $8.6, respectively	58.5	69.5
Accounts receivable—other, net	3.0	3.7
Prepaid expenses and other	39.7	29.2
Total current assets	137.3	114.8
Right-of-use lease assets—operating	23.6	24.9
Property, plant and equipment, net	1,098.3	1,100.3
Franchise operating rights	785.5	785.5
Goodwill	408.8	408.8
Intangible assets subject to amortization, net	2.0	2.1
Other non-current assets	49.6	50.6
Total assets	$2,505.1	$2,487.0
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable—trade	$47.1	$43.8
Accrued interest	3.6	4.0
Current portion of long-term lease liability—operating	6.6	6.5
Accrued liabilities and other	86.6	98.6
Current portion of long-term debt and finance lease obligations	38.4	37.5
Current portion of unearned service revenue	46.3	45.5
Total current liabilities	228.6	235.9
Long-term debt and finance lease obligations, net of debt issuance costs —less current portion	2,243.2	2,228.5
Long-term lease liability—operating	19.9	21.3
Deferred income taxes, net	202.1	200.6
Other non-current liabilities	13.3	13.1
Total liabilities	2,707.1	2,699.4
Commitments and contingencies
Stockholders' deficit:
Preferred stock, $0.01 par value, 100,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 700,000,000 shares authorized; 95,853,288 and 95,187,161 issued as of March 31, 2021 and December 31, 2020, respectively; 87,116,738 and 86,847,797 outstanding as of March 31, 2021 and December 31, 2020, respectively	1.0	1.0
Additional paid-in capital	336.9	333.8
Accumulated other comprehensive loss	(2.2)	(6.5)
Accumulated deficit	(450.4)	(460.0)
Treasury stock at cost, 8,736,550 and 8,339,364 shares as of March 31, 2021 and December 31, 2020, respectively	(87.3)	(80.7)
Total stockholders’ deficit	(202.0)	(212.4)
Total liabilities and stockholders’ deficit	$2,505.1	$2,487.0

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended
	March 31,
	2021	2020

	(in millions, except per share data)
Revenue:
HSD	$152.7	$136.6
Video	93.3	103.4
Telephony	21.8	24.6
Total subscription services revenue	267.8	264.6
Other business services	6.2	6.5
Other	12.3	13.4
Total revenue	286.3	284.5

Costs and expenses:
Operating (excluding depreciation and amortization)	138.0	148.5
Selling, general and administrative	45.2	46.8
Depreciation and amortization	61.8	55.8
	245.0	251.1
Income from operations	41.3	33.4
Other income (expense):
Interest expense	(31.4)	(33.5)
Gain on sale of assets, net	—	0.3
Other income, net	0.6	0.7
Income before provision for income tax	10.5	0.9
Income tax expense	(0.9)	(0.8)
Net income	$9.6	$0.1

Basic and diluted earnings per common share
Basic	$0.12	$0.00
Diluted	$0.11	$0.00
Weighted-average common shares outstanding
Basic	82,031,043	81,037,633
Diluted	85,629,983	81,536,813

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three months ended
	March 31,
	2021	2020

	(in millions)
Cash flows from operating activities:
Net income	$9.6	$0.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61.8	55.8
Deferred income taxes	0.2	(0.1)
Provision for doubtful accounts	2.9	7.3
Gain on sale of assets, net	—	(0.3)
Amortization of debt issuance costs and discount	1.2	1.2
Non-cash compensation	3.1	2.7
Other non-cash items	(0.1)	—
Changes in operating assets and liabilities:
Receivables and other operating assets	(0.7)	(12.2)
Payables and accruals	(0.4)	(2.1)
Net cash provided by operating activities	$77.6	$52.4
Cash flows from investing activities:
Capital expenditures	$(59.3)	$(58.0)
Other investing activities	0.4	(1.1)
Net cash used in investing activities	$(58.9)	$(59.1)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	$31.0	$41.0
Payments on long-term debt and finance lease obligations	(19.4)	(17.8)
Purchase of shares	(6.6)	(0.7)
Net cash provided by financing activities	$5.0	$22.5
Increase in cash and cash equivalents	23.7	15.8
Cash and cash equivalents, beginning of period	12.4	21.0
Cash and cash equivalents, end of period	$36.1	$36.8
Supplemental disclosures of cash flow information:
Cash paid during the periods for interest	$30.7	$31.4
Cash paid during the periods for income taxes, net	$—	$—
Non-cash operating activities:
Operating lease additions	$0.1	$2.4
Non-cash financing activities:
Finance lease additions	$2.8	$1.2
Capital expenditure accounts payable and accruals	$17.0	$13.8

About WOW!

WOW! is a leading broadband services provider offering high-speed data ("HSD"), cable television ("Video"), and digital telephony ("Telephony") services to residential and business customers.  Our vision is connecting people to their world through the WOW! experience: reliable, easy, and pleasantly surprising, every time. For more information, please visit www.wowway.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release that are not historical facts contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events. Forward-looking statements include all statements that are not historical fact and can be identified by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “believe,” “estimate,” “plan,” “project,” “predict,” “potential,” or the negative of these terms. Although these forward-looking statements reflect our good-faith belief and reasonable judgment based on current information, these statements are qualified by important factors, many of which are beyond our control that could cause our actual results to differ materially from those in the forward-looking statements. These factors and other risks that could cause our actual results to differ materially are set forth in the section entitled “Risk Factors” in our Annual Report filed on Form 10-K with the Securities and Exchange Commission (“SEC”) and other reports subsequently filed with the SEC. Given these uncertainties, you should not place undue reliance on any such forward-looking statements. The forward-looking statements included in this report are made as of the date hereof or the date specified herein, based on information available to us as of such date. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures

The Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA and Free Cash Flow. These terms, as defined herein, are not intended to be considered in isolation, as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). These terms may vary from the use of similar terms by other companies in our industry due to different methods of calculation and therefore are not necessarily comparable.

We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance. We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business. We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake Capital Expenditures. We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors. We believe these non-GAAP measures are measures commonly used by investors to evaluate our performance and that of our competitors.

Adjusted EBITDA eliminates the impact of expenses that do not relate to overall business performance and is defined by WOW! as net income (loss) before interest expense, income taxes, depreciation and amortization (including impairments), impairment losses on intangibles and goodwill, management fees to related party, write-off of any asset, loss on early extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including stock compensation expense) and certain other income and expenses. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance, operating cash flows or liquidity.

Free Cash Flow is defined as Net Cash Provided by Operating Activities less Capital Expenditures. Free Cash Flow presents the cash generated or used by the business in a given period.

Refer to “Reconciliations of GAAP Measures to Non-GAAP Measures” and the accompanying tables below for a reconciliation of Adjusted EBITDA to Net Income, and Net Cash Provided by Operating Activities to Free Cash Flow which are most directly comparable to their corresponding GAAP financial measure.

Subscriber Information

The Company uses the terms defined below throughout this release.

Homes passed are reported as the number of serviceable addresses, such as single residence homes, apartments and condominium units, and businesses passed by our broadband network and listed in our database.

We deliver multiple services to our customers, as such we report Total Subscribers as the number of Subscribers who receive at least one of our HSD, Video or Telephony services, without regard to which or how many services they subscribe. We define each of the individual HSD Subscribers, Video Subscribers and Telephony Subscribers as a Revenue Generating Unit (“RGU”).

While we take appropriate steps to ensure subscriber information is presented on a consistent and accurate basis at any given balance sheet date, we periodically review our policies in light of the variability we may encounter across our different markets due to the nature and pricing of products and services and billing systems. Accordingly, we may from time to time make appropriate adjustments to our subscriber information based on such reviews.

WIDEOPENWEST, INC. AND SUBSIDIARIES

Reconciliations of GAAP Measures to Non-GAAP Measures

(unaudited)

The following table provides a reconciliation of Adjusted EBITDA to Net Income for the quarter ended March 31, 2021 and 2020:

	Three months ended
	March 31,
	2021	2020

	(in millions)
Net Income	$9.6	$0.1
Depreciation and amortization	61.8	55.8
Interest expense	31.4	33.5
Gain on sale of assets, net	—	(0.3)
Non-recurring professional fees, M&A integration and restructuring expense	6.2	7.2
Non-cash stock compensation	3.1	2.7
Other income, net	(0.6)	(0.7)
Income tax expense	0.9	0.8
Adjusted EBITDA	$112.4	$99.1

The following table provides a reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow for the quarter ended March 31, 2021 and 2020:

	Three months ended
	March 31,
	2021	2020

	(in millions)
Net Cash Provided by Operating Activities	$77.6	$52.4
Less: Capital Expenditures	(59.3)	(58.0)
Free Cash Flow	$18.3	$(5.6)

WIDEOPENWEST, INC. AND SUBSIDIARIES

Capital Expenditures and Subscriber Information

(unaudited)

The following table provides additional information regarding our Capital Expenditures for the three months ended March 31, 2021 and 2020:

	Three months ended
	March 31,
	2021	2020

	(in millions)
Customer premise equipment	$30.6	$34.8
Scalable infrastructure	12.4	5.8
Line extensions	4.9	5.6
Support capital and other	11.4	11.8
Total	$59.3	$58.0
Capital expenditures included in total related to:
Edge-outs	$1.4	$3.1
Business services	$5.0	$5.6

The following table provides an unaudited summary of our subscriber information:

	March 31,	June 30,	September 30,	December 31,	March 31,
	2020	2020	2020	2020	2021
Homes Passed	3,235,200	3,237,700	3,242,400	3,248,600	3,251,900
Total Subscribers	838,000	844,500	846,300	850,600	859,200
HSD RGUs	797,600	805,600	808,900	813,800	823,800
Video RGUs	365,800	351,700	328,000	308,200	290,900
Telephony RGUs	190,900	188,100	182,000	177,000	172,800
Total RGUs	1,354,300	1,345,400	1,318,900	1,299,000	1,287,500

Additional Information Available on Website:

The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which will be posted on of our investor relations website at ir.wowway.com, when it is filed with the Securities and Exchange Commission (the "SEC"). A slide presentation to accompany the conference call and a trending schedule containing historical customer and financial data will also be available on our website.

Contact:
Andrew Posen
Vice President, Head of Investor Relations
303-927-4935
andrew.posen@wowinc.com

Debra Havins

Senior Director, Corporate Communications

720-527-8214

debra.havins@wowinc.com